Third Quarter 2021 Earnings Call October 22, 2021 Exhibit 99.2

FORWARD-LOOKING STATEMENTS This investor presentation contains forward-looking statements, as defined by federal securities laws, including statements about CapStar Financial Holdings, Inc. (“CapStar”) and its financial outlook and business environment. All statements, other than statements of historical fact, included in this release and any oral statements made regarding the subject of this release, including in the conference call referenced herein, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are “forward-looking statements“ within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1955. The words “expect“, “anticipate”, “intend”, “may”, “should”, “plan”, “believe”, “seek“, “estimate“ and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (I) deterioration in the financial condition of borrowers of the Company and its subsidiaries, resulting in significant increases in loan losses and provisions for those losses; (II) the effects of the emergence of widespread health emergencies or pandemics, including the magnitude and duration of the Covid-19 pandemic and its impact on general economic and financial market conditions and on the Company’s customer’s business, results of operations, asset quality and financial condition; (III) the ability to grow and retain low-cost, core deposits and retain large, uninsured deposits, including during times when the Company is seeking to lower rates it pays on deposits; (IV) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on the Company’s results, including as a result of compression to net interest margin; (V) fluctuations or differences in interest rates on loans or deposits from those that the Company is modeling or anticipating, including as a result of the Company’s inability to better match deposit rates with the changes in the short term rate environment, or that affect the yield curve; (VI) difficulties and delays in integrating required businesses or fully realizing cost savings or other benefits from acquisitions; (VII) the Company‘s ability to profitably grow its business and successfully execute on its business plans; (VIII) any matter that would cause the Company to conclude that there was impairment of any asset, including goodwill or other intangible assets; (IX) the vulnerability of the Company’s network and online banking portals, and the systems of customers or parties with whom the Company contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (X) the availability of and access to capital; (XI) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals, and/or other negative affects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of the Company’s participation in and execution of government programs related to the Covid-19 pandemic; and (XII) general competitive, economic, political and market conditions. Additional factors which could affect the forward-looking statements can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements contained in this press release (we speak only as of the date hereof ), whether as a result of new information, future events, or otherwise.   NON-GAAP MEASURES This investor presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations. Such measures include: “Efficiency ratio – operating,” “Expenses – operating,” “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating,” and “Tangible common equity to tangible assets.” Management has included these non-GAAP measures because it believes these measures may provide useful supplemental information for evaluating CapStar’s underlying performance trends. Further, management uses these measures in managing and evaluating CapStar’s business and intends to refer to them in discussions about our operations and performance. Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non-GAAP Reconciliation Tables’ included in the exhibits to this presentation. Disclosures

3Q21 Highlights

Executing on strategic objectives

- Enhance profitability and earnings consistency
- Accelerate organic growth
- Maintain sound risk management
- Execute disciplined capital allocation

Delivering high performance

- Earnings per share of $0.59
- PTPPA, ROAA, ROATE of 2.03%, 1.64%, and 16.28%, respectively, despite high liquidity and capital levels
- NIM, adjusted for PPP and excess deposits, was 3.36%, equal to 2Q21
- AVG Noninterest bearing and savings deposits increased 16.9% linked-quarter annualized
- Loans, excluding PPP, grew 5.5% and 9.4% linked-quarter annualized AVG and EOP, respectively
- Efficiency ratio of 53.06%; bank-only of 50.58%

Proactively managing risk

- Meaningful shift in balance sheet profile
  - YTD loan production nearly 100% CapStar-led to Tennessee borrowers; total SNCs now less than 2% of loans
  - Focus is loans with strong collateral / guarantee profile
- Continued improvement in criticized and classified loans

Deploying capital in a disciplined manner

- ~ 200 - 300 basis points of excess capital over targeted levels
- Investing in core business through additional bankers and prepared for opportunistic buyback

CAPSTAR FINANCIAL HOLDINGS, INC. 3

Financial Results (Dollars in millions, except per share data) GAAP 3Q21 Favorable/(Unfavorable)   2Q21 3Q20 Net Interest Income $22.96 0% 17% Noninterest Income $11.65 18% -21% Revenue $34.61 5% 0% Noninterest Expense $18.37 4% -19% Pre-tax Pre-provision Income $16.25 17% 39% Provision for Loan Losses $0.00 100% 100% Net Income $13.10 8% 75% Diluted Earnings per Share $0.59 8% 73% Operating(1) 3Q21 Favorable/(Unfavorable) 2Q21 3Q20 $22.96 0% 17% $11.65 18% -21% $34.61 5% 0% $18.37 2% -9% $16.25 15% 14% $0.00 100% 100% $13.10 7% 40% $0.59 7% 38% Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.

Key Performance Indicators

(Dollars in millions, except for per share data)

	Operating Metrics[1]	3Q21	2Q21	3Q20
Profitability	Net Interest Margin[2]	3.12%	3.26%	2.72%
	Efficiency Ratio[3]	53.06%	57.19%	58.59%
	Pretax Preprovision Income / Assets[4]	2.03%	1.84%	1.86%
	Return on Average Assets	1.64%	1.60%	1.22%
	Return on Average Tangible Equity	16.28%	15.88%	13.76%
Growth	Total Assets (Avg)	$3,171	$3,079	$3,044
	Total Deposits (Avg)	$2,732	$2,662	$2,648
	Total Loans HFI (Avg) (Excl PPP)	$1,790	$1,765	$1,683
	Diluted Earnings per Share	$0.59	$0.55	$0.43
	Tangible Book Value per Share	$14.53	$14.03	$12.92
Soundness	Net Charge-Offs to Average Loans (Annualized)	0.05%	0.01%	0.00%
	Non-Performing Assets / Loans + OREO	0.20%	0.22%	0.16%
	Allowance for Loan Losses + Fair Value Mark / Loans Excl PPP	1.41%	1.47%	1.62%
	Common Equity Tier 1 Capital	13.95%	13.78%	13.39%
	Total Risk Based Capital	16.23%	16.13%	15.96%

(1) Operating results are non-GAAP financial measures that adjust GAAP net income and other metrics for certain revenue and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.
(2) Calculated on a tax equivalent basis.
(3) Efficiency ratio is Noninterest expense divided by the sum of net interest income and noninterest income.
(4) Pre-tax Pre-provision Operating ROA calculated as ROA excluding the effect of income tax expense, provision expense and merger expenses.

CAPSTAR FINANCIAL HOLDINGS, INC. 5

Chattanooga Expansion

Project MoonPie

CAPSTAR

- Team of nine experienced financial professionals, led by five Commercial Relationship Managers, hired to grow and serve Chattanooga customers
- Strategically:
  - Consistent with our message of investing excess capital in local market, core banking
  - With Knoxville, demonstrates quality high-quality lift-out experience
  - Low risk vs acquisitions
  - Diversifies CapStar's markets and revenues
  - Additive significant Athens Federal and Knoxville investments
  - Provides strong in-state loan potential for current excess liquidity
- Financially:
  - ~30% IRR
  - ~ 9-month PTPP breakeven
  - ~ 18-month PTPP earnback
  - ~ 15-month net income breakeven
  - ~ 30-month net income earnback
  - ~ $0.08 dilutive year 1
  - Accretive year 2
  - ~ 10%, ~15%, ~20% accretion year 3-5


CELEBRATING 100 YEARS
Moon Pie
Chocolate


Scott
Campbell
Claiborne
Hancock
Hawkins
Sullivan
Johnson
Washington
Carter
Union
Grainger
Hamblen
Greene
Unicoi
Morgan
Anderson
Knox
Jefferson
Cocke
Cumberland
Roane
Sevier
Loudon
Blount
Bledsoe
Rhea
Monroe
Meigs
McMinn
Marion
Hamilton
Bradley
Polk
Former Athens Federal Markets
Knoxville
Chattanooga

7

Chattanooga Highlights

CAPSTAR

- Chattanooga is Tennessee's **fourth largest MSA in population size (~700,000) and total deposits ($12.1 bil)**
- Cited by *SmartAssets* as one of the nation's **top 20 best cities for young professionals.**
- Named one of the **"Top 45 Places to Go in the World"** by the *New York Times.*
- Recognized by *Niche* as one of the **nation's best cities to retire in America** in 2021.
- Dubbed "Gig City" when it was the first to implement a **citywide gigabit network** – now the fastest and least expensive high speed internet service in the U.S.
- Distinguished by an **authentic arts scene** with events such as the 7 Bridges Marathon and Riverbend Music Festival attracting thousands to the city each year.
- Enacted a series of bold sustainability policies as a pioneer in the **green urban policy** now termed a *green renaissance* for its focus on clean living.
- Known as the **Scenic City**, Chattanooga is recognized as one of America's most breathtaking cities, tucked between the unique ridge-and-valley portion of the Appalachian mountains and the majestic Tennessee river with dozens of tourist destinations.

Notable companies operating in Chattanooga MSA

erlanger Health System

BlueCross BlueShield

McKee A FAMILY BAKERY Little Debbie

Volkswagen

TVA

THE UNIVERSITY OF TENNESSEE CHATTANOOGA

unum



Sources: WRCBtv, niche.com, visitchattanooga.com, pcmag.com

8

Source: S&P Global Market Intelligence Includes all MSAs located in AL, AR, GA, KY, MS, NC, SC, TN, VA, and WV with 2021 population greater than 750,000; includes Chattanooga with population of 571,204 Attractive High-Growth Markets Birmingham, AL Memphis, TN Virginia Beach, VA Richmond, VA Knoxville, TN Chattanooga, TN Greensboro, SC Columbia, SC Atlanta, GA Nashville, TN Greenville, SC Charlotte, NC Charleston, SC Raleigh, NC 2021 - 2026 Projected Population Growth US Memphis, TN Virginia Beach, VA Columbia, SC Knoxville, TN Richmond, VA Greensboro, SC Birmingham, AL Chattanooga, TN Raleigh, NC Nashville, TN Charlotte, NC Greenville, SC Charleston, SC Atlanta, GA 2021 - 2026 Projected Household Income Growth US

Financial Detail

Net Interest Income / Margin(1) Net interest income of $23MM, consistent with 2Q21 NIM down 14 bps vs 2Q21 primarily due to record levels of deposits and lower PPP loan forgiveness fees Adjusted NIM stabilized over the last 3 quarters Significant opportunity to benefit net interest income, net income, PTPPA, ROAA, and ROATE through redeploying excess liquidity in loan growth Calculated on a tax equivalent basis. Adjusted for 3Q20 SWAP Termination Expense, Excess Cash and PPP Loan impact. (2)

Deposit Growth and Costs Total deposits and non-interest bearing deposits at record levels in 3Q21 Total deposit cost declined 2 bps to 0.19% driven by an increase in non-interest bearing balances and a decline in time deposit balances, the Company’s highest cost category While the Company is currently faced with excess deposits, a priority is to develop a deposit first culture to ensure strong core funding into the future (1) 3Q20 excludes the amortization of swap expense. (1)

Strong core loan growth, excluding PPP loans 5.5% AVG linked-quarter annualized 9.4% EOP linked-quarter annualized PPP loans totaled $64MM at September 30, 2021 $2.2MM of fees remaining to be recognized Anticipate majority to be realized in 4Q21 Strengthened loan capabilities Stronger and larger commercial banker line-up Growing loan pipeline Improved credit processes Loan Growth and Yields

Noninterest Income Strong contribution across all categories Record: Deposit Service Charges Interchange and Debit Card Tri-Net Wealth Management Near record for SBA Continued strength in Mortgage   Three Months Ended (Dollars in thousands) September 30, June 30, March 31, December 31, September 30, 2021 2021 2021 2020 2020 Noninterest Income  Deposit Service Charges $ 1,187 $ 1,109 $ 1,102 $ 964 $ 1,064 Interchange and Debit Transaction Fees 1,236 1,227 1,092 782 936 Mortgage Banking 4,693 3,910 4,716 5,971 9,686 Tri-Net 1,939 1,536 1,143 1,165 668 Wealth Management 481 471 459 411 382 SBA Lending 911 377 492 916 476 Net Gain on Sale of Securities 7 (13) 26 51 34 Other 1,197 1,266 984 1,488 1,558 Total Noninterest Income $ 11,651 $ 9,883 $ 10,014 $ 11,748 $ 14,804 Average Assets $ 3,171,182 $ 3,078,748 $ 3,078,745 $ 3,028,225 $ 3,043,847 Noninterest Income / Average Assets 1.46% 1.29% 1.32% 1.54% 1.93% Revenue $ 34,615 $ 32,915 $ 32,196 $ 34,079 $ 34,460 % of Revenue 33.66% 30.03% 31.10% 34.47% 42.96%

Noninterest Expense

(Dollars in thousands)	Three Months Ended September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Noninterest Expense					
Salaries and Employee Benefits	$ 10,980	$ 10,803	$ 9,427	$ 11,996	$ 12,949
Data Processing and Software	2,632	3,070	2,827	2,548	2,353
Occupancy	1,028	1,057	1,108	975	999
Equipment	760	980	899	900	864
Professional Services	469	460	704	370	638
Regulatory Fees	279	211	257	368	397
Acquisition Related Expenses	-	256	67	2,105	2,548
Amortization of Intangibles	477	493	508	524	539
Other Operating	1,741	1,750	1,616	1,692	1,452
Total Noninterest Expense	**$ 18,366**	**$ 19,080**	**$ 17,413**	**$ 21,478**	**$ 22,739**
Efficiency Ratio	*53.06%*	*57.97%*	*54.08%*	*63.02%*	*65.99%*
Average Assets	*$ 3,171,182*	*$ 3,078,748*	*$ 3,078,745*	*$ 3,028,225*	*$ 3,043,847*
Noninterest Expense / Average Assets	*2.30%*	*2.49%*	*2.29%*	*2.82%*	*2.97%*
FTE	*392*	*383*	*379*	*380*	*403*
Operating Noninterest Expense[(1)]	$ 18,366	$ 18,824	$ 17,346	$ 19,373	$ 20,191
Operating Efficiency Ratio[(1)]	53.06%	57.19%	53.88%	56.85%	58.59%
Operating Noninterest Expense/Average Assets[(1)]	2.30%	2.45%	2.28%	2.55%	2.64%

- Strong expense discipline with adoption of productivity mindset across the organization
- 3Q21 increase in salaries and benefits related to incentive accruals in anticipation of achieving maximum year-end payout
- Operating Noninterest Expenses excluding Mortgage and PPP declined $400K vs. 2Q21

(1) Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items. See the non-GAAP reconciliation calculations included in the Appendix at the end of this presentation, which use a blended statutory income tax rate of 26.14% and exclude non-deductible one-time merger related items.

CAPSTAR FINANCIAL HOLDINGS, INC. 15

Risk Management

We remain committed to continued focus on growing in-market core relationship banking activities and are achieving continued reductions in “out of market” exposures and Shared National Credits. We remain committed to robust internal asset quality review with a forward looking approach to assess: direction of risk adequacy and sustainability of the borrower’s cash flow coverage of collateral and guaranties We remain committed to external validation with robust external loan review and periodic stress tests At 3Q21: Initial focus on company-wide collection strategy led to marked improvement in past dues % of Criticized and Classified Loans improved 43% from 2Q21 Payment deferrals totaled $33MM involving 5 borrowers Shared National Credits were < 2% In-market loans were > 96% Loan losses remained low and averaged < $170K over last 8 quarters  Loan Portfolio Summary (1)

Loan Portfolio Performance (1) Initial company-wide collection effort led to 36% reduction in past due loans Criticized and classified loans improved from 3.95% to 2.85% with the peak at 5.64% Net charge-offs remained low and have averaged < $170K over the last 8 quarters

Allowance for Loan Losses Positive asset quality trends combined with strong loan growth, resulted in no provision expense during the quarter The Allowance for Loan Losses at 3Q21 of $22.5MM plus the $3.3MM fair value mark on acquired loans was 1.41% of non-PPP Loans (1) PPP Loan balances net of unearned fees as of 09/30/2021. (1)

Capital Management

Capital Ratios 3Q21   2Q21   1Q21   "Well Capitalized" Guidelines                 Leverage 10.28%   10.17%   9.78%   ≥ 5.00% Tangible Common Equity / Tangible Assets 10.51%   9.83%   9.50%   NA Tier 1 Risk Based Capital 13.95%   13.78%   13.79%   ≥ 8.00% Total Risk Based Capital 16.23%   16.13%   16.29%   ≥ 10.00% Capital Ratios Capital ratios remained significantly above “well capitalized” minimums and approximately 200 – 300 basis points above targeted levels Proactively seeking opportunities to invest in our business through additional bankers Declared a quarterly dividend of $0.06 per common share Prepared for opportunistic stock buyback; no shares repurchased in 3Q21

Looking Forward

Investment Thesis Quality Management Team Strong operational and capital allocation experience Insiders own ~10% of the company Shareholder-friendly culture Catalyst for Improved Profitability and Growth Dynamic and stable markets offer opportunities for organic customer growth and expansion Three recent acquisitions provide greater scale to leverage Strong liquidity and capital levels provide earnings and profitability upside Repeatable Investment Opportunities Beneficiary of significant in-migration and growing number of dissatisfied large regional bank customers Lift out opportunities for employees who value a higher touch and more entrepreneurial culture M&A available to capitalize on continued Tennessee consolidation Attractive Valuation Improved profitability and growth prospects provide potential for relative multiple expansion and increased earnings

Appendix: Other Financial Results and Non-GAAP Reconciliations

  (Dollars in thousands, except per share information) September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 TANGIBLE COMMON EQUITY Total Shareholders’ Equity $ 370,328 $ 359,752 $ 343,944 $ 343,486 $ 333,895 Less: Intangible Assets 48,220 48,697 49,190 49,698 50,222 Tangible Common Equity 322,108 311,055 294,754 293,788 283,673 TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS Tangible Common Equity $ 322,108 $ 311,055 $ 294,754 $ 293,788 $ 283,673 Total Assets 3,112,127 3,212,390 3,150,457 2,987,006 3,024,348 Less: Intangible Assets 48,220 48,697 49,190 49,698 50,222 Tangible Assets 3,063,907 3,163,693 3,101,268 2,934,404 2,974,127 Tangible Common Equity to Tangible Assets 10.51% 9.83% 9.50% 10.01% 9.54% TANGIBLE BOOK VALUE PER SHARE, REPORTED Tangible Common Equity $ 322,108 $ 311,055 $ 294,754 $ 293,788 $ 283,673 Shares of Common Stock Outstanding 22,165,760 22,165,547 22,089,873 21,988,803 21,947,805 Tangible Book Value Per Share, Reported $14.53 $14.03 $13.34 $13.36 $12.92 Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Total Average Shareholders’ Equity $ 367,807 $ 358,850 $ 350,681 $ 340,709 $ 321,506 Less: Average Intangible Assets 48,527 49,012 49,514 50,038 50,577 Average Tangible Equity 319,280 309,838 301,167 290,671 270,929 Net Income 13,102 12,076 11,030 9,681 7,487 Return on Average Tangible Equity (ROATE) 16.28% 15.63% 14.85% 13.25% 10.99% Non-GAAP Financial Measures

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 OPERATING NET INCOME Net Income $ 13,102 $ 12,076 $ 11,030 $ 9,681 $ 7,487 Add: Merger Related Expense - 256 67 2,105 2,548 Less: Income Tax Impact - (67) (18) (550) (666) Operating Net Income 13,102 12,265 11,079 11,236 9,369 OPERATING DILUTED NET INCOME PER SHARE Operating Net Income $ 13,102 $ 12,265 $ 11,079 $ 11,236 $ 9,369 Average Diluted Shares Outstanding 22,218,402 22,198,829 22,076,600 21,978,925 21,960,490 Operating Diluted Net Income per Share $ 0.59 $ 0.55 $ 0.50 $ 0.51 $ 0.43 OPERATING RETURN ON AVERAGE ASSETS (ROAA) Operating Net Income $ 13,102 $ 12,265 $ 11,079 $ 11,236 $ 9,369 Total Average Assets 3,171,182 3,078,748 3,078,745 3,028,225 3,043,847 Operating Return on Average Assets (ROAA) 1.64% 1.60% 1.46% 1.48% 1.22% OPERATING RETURN ON AVERAGE TANGIBLE EQUITY (ROATE) Average Tangible Equity $ 319,280 $ 309,838 $ 301,167 $ 290,671 $ 270,929 Operating Net Income 13,102 12,265 11,079 11,236 9,369 Operating Return on Average Tangible Equity (ROATE) 16.28% 15.88% 14.92% 15.38% 13.76% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

  Three Months Ended (Dollars in thousands, except per share information) September 30, 2021 June 30, 2021 March 31, 2021 December 31, 2020 September 30, 2020 OPERATING NONINTEREST EXPENSE Noninterest Expense $ 18,366 $ 19,080 $ 17,413 $ 21,478 $ 22,739 Less: Merger Related Expense - (256) (67) (2,105) (2,548) Operating Noninterest Expense 18,366 18,824 17,346 19,373 20,191 OPERATING NONINTEREST EXPENSE / AVERAGE ASSETS Operating Noninterest Expense $ 18,366 $ 18,824 $ 17,346 $ 19,373 $ 20,191 Total Average Assets 3,171,182 3,078,748 3,078,745 3,028,225 3,043,847 Operating Noninterest Expense / Average Assets 2.30% 2.45% 2.28% 2.55% 2.64% OPERATING EFFICIENCY RATIO Operating Noninterest Expense $ 18,366 $ 18,824 $ 17,346 $ 19,373 $ 20,191 Net Interest Income 22,964 23,032 22,182 22,331 19,656 Noninterest Income 11,651 9,883 10,014 11,748 14,804 Total Revenues 34,615 32,915 32,196 34,079 34,460 Operating Efficiency Ratio 53.06% 57.19% 53.88% 56.85% 58.59% Non-GAAP Financial Measures Operating results are non-GAAP financial measures that adjust GAAP reported net income and other metrics for certain income and expense items as outlined in the non-GAAP reconciliation calculations above using a blended statutory income tax rate of 26.14% excluding non-deductible one-time merger related items.

CapStar Financial Holdings, Inc. 1201 Demonbreun Street, Suite 700 Nashville, TN 37203 Mail: P.O. Box 305065 Nashville, TN 37230-5065 (615) 732-6400 Telephone www.capstarbank.com (615) 732-6455 Email: ir@capstarbank.com Contact Information Investor Relations Executive Leadership Denis J. Duncan Chief Financial Officer CapStar Financial Holdings, Inc. (615) 732-7492 Email: denis.duncan@capstarbank.com Corporate Headquarters